UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2014
Date of Report (Date of earliest event reported)

TREX ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-152551	26-1754034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 NE 114th St. Ste 2110 Miami, Florida	33181
(Address of principal executive offices)	(Zip Code)

(305) 895-2865
Registrant’s telephone number, including area code

Sync2 Networks Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Trex Acquisition Corp., the Registrant, is referred to herein as “we”, “our” or “us”.

SECTION 8. OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Term Sheet

On May 30, 2014, our Board of Directors approved the execution of a non-binding indication of interest in the form of a Term Sheet (the “Term Sheet”) with Kerr Utility Technologies Inc. ("Kerr") regarding a tax-free stock-for-stock exchange reverse merger transaction with Kerr (the "Merger"). In connection with the Merger, we will incorporate and establish Trex Acquisitions, Inc. as a Nevada corporation and our wholly owned subsidiary (the "Merger Sub") and Trex Merger, Inc., a Nevada corporation ("Newco") to accommodate the Kerr acquisition. Our Board of Directors has also approved of a Private Placement Offering to raise on an "all or none" basis an aggregate of $500,000 for Kerr’s benefit prior to consummation of the Merger. The foregoing information pertaining to the Private Placement Offering should not be construed in any manner whatsoever as a solicitation to buy or offer to sell our common stock shares.

The Term Sheet provides that as condition precedents to the Merger: (i) all of our creditors holding notes shall convert or exchange their notes for our common stock shares; (ii) Kerr shall deliver to us its audited financial statements for the stub period ended 2013 and the fiscal year ended June 30, 2014 (the "Kerr Audited Financial Statements"); and (iii) we will adopt a stock incentive plan to create a pool of options representing approximately 10% of the fully diluted shares issued and outstanding on an as converted common stock equivalent basis.

The Term Sheet further provides that we will file a "resale" Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”) to register all common stock shares held by our existing shareholders and maintain effectiveness of the "resale" registration statement from the effective date through twelve months, at which time exempt sales pursuant to Rule 144 of the Securities Act of 1933, as amended (“Securities Act”), may be permitted for purchasers of the shares and existing shareholders.

The Term Sheet also provides that after consummation of the Merger, we will change our name to "Kerr Utility Technologies, Inc.", we shall have a Board of Directors consisting of five Board members, including one member appointed by us whereby such Board Member appointee shall serve as a member of both our audit and compensation committees.

Conditions to closing the Merger include negotiating and drafting of definitive agreements, obtaining all necessary Board of Director and shareholder approval and third party consents, and satisfactory completion of our due diligence as well as Kerr. In the event Kerr fails to deliver to us the Kerr Audited Financial Statements, the proceeds of $500,000 raised pursuant to the Private Placement Offering shall be held in escrow until the Kerr Audited Financial Statements have been delivered to us.

Kerr provides consulting and contracted services to clients in the broadcast, microwave, and wireless industries.

Readers of this Form 8-K are cautioned of the following regarding the foregoing description of the Term Sheet: (a) the Term Sheet is a “non-binding indication of interest” and is not binding upon any of the Parties; such proposed terms in the Term Sheet will not be binding upon any of the Parties until they are incorporated into a final binding Merger Agreement that is executed by all Parties to such agreement; (b) although our Board of Directors has approved of the proposed Merger and has full intention of proceeding with the Merger, there are no assurances that such Merger will ever be completed; (c) the Merger will be subject to regulatory review by the SEC, including the filing of a “Super 8-K” filing with the SEC, corporate filings with the State of Nevada and written notice requirements to FINRA; and (d) we are presently considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended; however, as a result of the merger related transactions and Share Exchanges and providing current Form 10 Information in the “Super 8-K filing (subject to SEC Review and possible amendments to the “Super 8-K filing), we will have met the necessary requirements to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act and cease to be a “shell company”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX ACQUISITION CORP.

DATE: June 18, 2014	By:	/s/ Warren Gilbert
Name: Warren Gilbert
President/Chief Executive Officer

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